PROMISSORY NOTE

$1,115,024.80                                                     August 7, 2000

         FOR VALUE RECEIVED, the undersigned, Donlar Corporation, an Illinois corporation ("Donlar"), hereby promises pay to the order of Biomune Systems, Inc., a Nevada corporation (together with its successors and assigns, "Biomune"), at its office at 64 East Winchester, Suite 303, Salt Lake City, Utah 84107, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America, the principal sum of One Million One Hundred Fifteen Thousand Twenty-four Dollars and 80/100 ($1,115,024.80), or such lesser principal sum as may then be owed by Donlar to Biomune hereunder, on or before December 31, 2000.

         This Promissory Note (this "Note") shall bear simple interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until December 31, 2000, at a rate of ten percent (10%) (the "Rate"). Accrued interest on this Note shall be due and payable at maturity and shall be made by Donlar to Biomune at the address listed above. Interest payments shall be computed using the Rate shall and based on the outstanding principal balance of this Note, together with any remaining accrued interest, costs, fees and expenses thereon. Upon maturity, the outstanding principal balance of this Note shall be immediately due and payable, together with any remaining accrued interest, costs, fees and expenses thereon.

         This Note may be prepaid by Donlar without penalty at any time.

         Donlar hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party or person and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof; and Donlar agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Donlar or affecting Donlar's liability hereunder.

         It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if any transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under this Note or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, any excess shall be credited to Donlar by Biomune (or if such consideration shall have been paid in full, such excess refunded to Donlar by Biomune).

         The holder hereof shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by the holder hereof (and then only to the extent specifically set forth therein). A waiver of any one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

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         Whenever possible,  each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Note.

         This Note shall not be amended, supplemented or modified except pursuant to a writing signed by both Donlar and Biomune.

         This Note shall inure to the benefit of Biomune and its successors and assigns and shall be binding upon Donlar and its successors and permitted assigns. As used herein, the term the "Biomune" shall mean and include the successors and assigns of the identified payee and the holder or holders of this Note from time to time.

         This Note shall be construed, governed, interpreted and enforced in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

         IN WITNESS WHEREOF, Donlar has caused this Promissory Note to be duly executed and delivered by its authorized officer as of the date first above written.

                                        DONLAR CORPORATION


                                        By:
                                        Name:
                                        Title:

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